SCHEDULE 14A (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                      EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the Registrant {X}

Filed by a Party other than the Registrant {_}

Check the appropriate box:

{_}  Preliminary Proxy Statement      {_}  Confidential, for Use of the
                                           Commission Only (as permitted by
                                           Rule 14a-6(e)(2))
{X}  Definitive Proxy Statement
{_}  Definitive Additional Materials
{_}  Soliciting Material Pursuant to Rule 14A-11(c) or Rule 14A-12


                               DIGITALTHINK, INC.
                (Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

{X}  No fee required.

{_}  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

{_}  Fee paid previously with preliminary materials.

{_} Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:
     (2)  Form, Schedule or Registration Statement No.:
     (3)  Filing Party:
     (4)  Date Filed:

                              DIGITALTHINK, INC.
                              601 Brannan Street
                        San Francisco, California 94107

                                 ------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JULY 18, 2002

                                 ------------

TO THE STOCKHOLDERS:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of DigitalThink, Inc., a Delaware corporation (the "Company"), will be held on Thursday, July 18, 2002 at 10:00 a.m. local time at 601 Brannan Street, San Francisco, California 94107 for the following purposes (as more fully described in the Proxy Statement accompanying this Notice):

1. To elect three (3) Class III directors to serve for terms of three years expiring upon the 2005 Annual Meeting of Stockholders or until their successors are elected.

2. To ratify the appointment of Deloitte & Touche LLP as independent auditors of the Company for the fiscal year ending March 31, 2003.

3. To transact such other business as may properly come before the meeting or any postponement or adjournment thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     Only stockholders of record at the close of business on May 23, 2002 are entitled to notice of and to vote at the meeting.

     All stockholders are cordially invited to attend the meeting in person. However, to ensure your representation at the meeting, you are urged to mark, sign, date and return the enclosed Proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose or you may vote by telephone or using the Internet as instructed on the enclosed Proxy Card. Any stockholder attending the meeting may vote in person even if he or she has returned a Proxy.

                                        FOR THE BOARD OF DIRECTORS

                                        Adam D. Levy
                                        Secretary

San Francisco, California
June 7, 2002

                            YOUR VOTE IS IMPORTANT

 IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE REQUESTED TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE.

                              DIGITALTHINK, INC.

                                 ------------

                         PROXY STATEMENT FOR THE 2002
                        ANNUAL MEETING OF STOCKHOLDERS
                                 JULY 18, 2002

                                 ------------

                INFORMATION CONCERNING SOLICITATION AND VOTING

General

     The enclosed Proxy is solicited on behalf of the Board of Directors of DigitalThink, Inc. (the "Company" or "DigitalThink") for use at the Annual Meeting of Stockholders to be held Thursday, July 18, 2002 at 10:00 a.m. local time at 601 Brannan Street, San Francisco, California 94107, or at any postponement or adjournment thereof (the "Annual Meeting"), for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders.

     These proxy solicitation materials and the Annual Report to Stockholders for the fiscal year ended March 31, 2002, including financial statements, were first mailed on or about June 6, 2002 to all stockholders entitled to vote at the meeting.

Record Date and Principal Share Ownership

     Stockholders of record at the close of business on May 23, 2002 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. At the Record Date, 40,987,547 shares of the Company's Common Stock were issued and outstanding and held of record by approximately 7,000 stockholders.

Revocability of Proxies

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of the Company, or to the Inspector of Elections at the Annual Meeting a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person.

Voting and Solicitation

     Each stockholder is entitled to one vote for each share held as of the Record Date. Stockholders will not be entitled to cumulate their votes in the election of directors.

     The cost of soliciting proxies will be borne by the Company. The Company expects to reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers, and regular employees, without additional compensation, personally or by telephone or facsimile.

Quorum; Abstentions; Broker Non-votes

     Votes cast by proxy or in person at the Annual Meeting will be tabulated by the Inspector of Elections (the "Inspector") appointed for the meeting and will determine whether or not a quorum is present.

     The required quorum for the transaction of business at the Annual Meeting is a majority of the votes eligible to be cast by holders of shares of Common Stock issued and outstanding on the Record Date. Shares that are voted "FOR," "AGAINST" or "WITHHELD FROM" a matter are treated as being present at the meeting for purposes of establishing a quorum and are also treated as shares entitled to vote at the Annual Meeting (the "Votes Cast") with respect to such matter.

     While there is not definitive statutory or case law authority in Delaware as to the proper treatment of abstentions, the Company believes that abstentions should be counted for purposes of determining both (i) the presence or absence of a quorum for the transaction of business and (ii) the total number of Votes Cast with respect to a proposal (other than the election of directors). In the absence of controlling precedent to the contrary, the Company intends to treat abstentions in this manner. Accordingly, abstentions will have the same effect as a vote against the proposal.

     In a 1988 Delaware case, Berlin v. Emerald Partners, the Delaware Supreme Court held that, while broker non-votes should be counted for purposes of determining the presence or absence of a quorum for the transaction of business, broker non-votes should not be counted for purposes of determining the number of Votes Cast with respect to the particular proposal on which the broker has expressly not voted. Accordingly, the Company intends to treat broker non-votes in this manner. Thus, a broker non-vote will not affect the outcome of the voting on a proposal.

     Any proxy which is returned using the form of proxy enclosed and which is not marked as to a particular item will be voted for the election of the two Class II directors, for the approval of the amendment to the Company's Restated Certificate of Incorporation, for the confirmation of the appointment of the designated independent auditors, and as the proxy holders deem advisable on other matters that may come before the meeting, as the case may be, with respect to the items not marked.

Deadline for Receipt of Stockholder Proposals

     Proposals of stockholders that are intended to be presented by such stockholders at the Company's 2003 Annual Meeting must be received by the Company no later than February 28, 2003 in order that such proposals may be considered for possible inclusion in the proxy statement and form of proxy relating to that meeting.

                                 PROPOSAL NO. 1

                              ELECTION OF DIRECTORS

Directors and Nominees for Director

     Pursuant to the Company's Restated Certificate of Incorporation, the Company's Board of Directors currently consists of seven persons, divided into three classes serving staggered terms of three years. Currently, there are two directors in Class I, two directors in Class II and three directors in Class
III. Three Class III directors are to be elected at the Annual Meeting. The Class I and Class II directors will be elected at the Company's 2003 and 2004 Annual Meetings of Stockholders, respectively. Each of the Class III directors elected at the Annual Meeting will hold office until the 2005 Annual Meeting of Stockholders or until a successor has been duly elected and qualified.

     On April 1, 2002, E. Follett Carter resigned from the Board of Directors. In accordance with Section 3.4 of the Bylaws of the Company, the Board then voted and appointed Michael W. Pope as a Class II Director to fill the vacancy.

     In the event that any of such persons becomes unavailable or declines to serve as a director at the time of the Annual Meeting, the proxy holders will vote the proxies in their discretion for any nominee who is designated by the current Board of Directors to fill the vacancy. It is not expected that any of the nominees will be unavailable to serve.

     The names of the three Class III nominees for election to the Board of Directors at the Annual Meeting, their ages as of the Record Date, and certain information about them are set forth below. The names of the current Class II and Class II directors with unexpired terms, their ages as of June 1, 2002, and certain information about them are also stated below.

Name                                       Age    Principal Occupation
----                                       ---    --------------------
 Nominees for Class III Directors
   Peter J. Goettner (2) ..............   38      Founder
   Jon C. Madonna .....................   59      Chairman
   Roderick C. McGeary (1) ............   51      President and Chief Executive Officer of Brience, Inc.

 Continuing Class I Directors
   Steven L. Eskenazi .................   39      General Partner, the Walden Group
   Samuel D. Kingsland (1)(2) .........   33      Founding Member of Granite Ventures, LLC

 Continuing Class II Directors
   Michael W. Pope ....................   35      President and Chief Executive Officer
   William H. Lane, III (1) ...........   63      President, Canyon Vista, Inc.

------------
(1) Member of the Audit Committee
(2) Member of the Compensation Committee

     There are no family relationships among any of the directors or executive officers of the Company.

Directors to be Elected at the Annual Meeting

     Peter J. Goettner has been a member of our Board of Directors since he co-founded DigitalThink in April 1996. From April 1996 to March 2002, he served as Chairman of our Board of Directors and as Chief Executive Officer and President from April 1996 to December 2000. Prior to founding DigitalThink, Mr. Goettner served as Director of Marketing for Knowledge Revolution, a developer of educational and engineering software. Mr. Goettner holds a B.S. in Electrical Engineering from the University of Michigan and a M.B.A. from the Haas School of Business at the University of California at Berkeley.

     Jon C. Madonna has served as Chairman of our Board of Directors since April 2002 and as a member of our Board of Directors since January 2000. He was our President from January 2001 to April 2002 and Chief Executive Officer from July 2001 to April 2002. From December 1998 to December 2000, Mr. Madonna was President and Chief Executive Officer of Carlson Wagonlit Travel, a leading business travel and expense management company. From January 1997 to October 1998, Mr. Madonna was Vice Chairman of The Travelers Group, a financial services and insurance company, and Vice Chairman of Travelers Property and Casualty and Chief Executive Officer of the Personal Lines business. Previously, Mr. Madonna was with KPMG Peat Marwick for 28 years, where he held numerous senior leadership positions, most recently as Chairman and CEO from 1990 to January 1998. Mr. Madonna holds a B.S. from the University of San Francisco.

     Roderick C. McGeary has been a member of our Board of Directors since January 2000. Since May 2000, Mr. McGeary has been the President and Chief Executive Officer of Brience, Inc., a e-commerce company. From 1997 to May 2000, Mr. McGeary was a national managing partner of KPMG Consulting, an international consulting organization, a part of KPMG Peat Marwick LLP, and a member of KPMG Consulting's management committee. Mr. McGeary joined KPMG in 1972 as an audit professional and was elected partner in 1981. In January 1994, Mr. McGeary was named partner-in-charge of KPMG's West Coast Systems practice and in 1997, he was named a member of a two-person executive team that directs all KPMG Consulting services. Mr. McGeary is a director of KMPG Consulting, Inc., a public company. Mr. McGeary received his B.S. from Lehigh University.

Directors Whose Terms Extend Beyond the Annual Meeting

Class I Directors (Up for election at 2003 Annual Meeting)

     Samuel D. Kingsland has been a member of our Board of Directors since August 1996. Mr. Kingsland is a founding member of Granite Ventures (formerly known as H & Q Venture Associates, LLC), a venture capital firm formed in July 1998. From January 1991 to July 1998, Mr. Kingsland held several positions, most recently as Principal, within the venture capital group of Hambrecht & Quist, Inc., an investment banking firm. Mr. Kingsland is a director of several private companies. Mr. Kingsland received a B.A. from Dartmouth College.

     Steven L. Eskenazi has been a member of our Board of Directors since June 1997. Since March 1997, Mr. Eskenazi has been a founder and General Partner of WaldenVC, a venture capital firm. From February 1990 to March 1997, Mr. Eskenazi was Managing Director in charge of New Media Research at Alex. Brown, an investment banking company. Mr. Eskenazi also serves on the board of several private companies. Mr. Eskenazi holds a B.S. in Applied Mathematics from Union College and a M.B.A. from the Amos Tuck School of Management at Dartmouth College.

Class II Directors (up for election at 2004 Annual Meeting)

     Michael W. Pope has served as our President, Chief Executive Officer and member of our Board of Directors since April 2002. From October 1999 to April 2002, he served as our Vice President, Chief Financial Officer. From June 1992 to October 1999, Mr. Pope served in various positions at Dionex Corporation, a manufacturer and marketer of chromatography systems and related products for chemical analysis, most recently as Chief Financial Officer from April 1994 to October 1999. Mr. Pope holds a B.A. in Quantitative Economics from Stanford University and an M.B.A. from the Haas School of Business at the University of California at Berkeley.

     William H. Lane, III has been a member of our Board of Directors since February 1999. Since 1996, Mr. Lane has been the President of Canyon Vista, Inc., a management consulting company. Mr. Lane retired from Intuit Inc., a financial software company, in July 1996, having served as its Vice President, Chief Financial Officer, Secretary and Treasurer from January 1994 to April 1996. Mr. Lane served in a similar capacity at ChipSoft, Inc., a tax preparation software company, from July 1991 until its acquisition by Intuit in December 1993. Mr. Lane is a director of several private companies. Mr. Lane holds an A.B. from Columbia University.

Vote Required

     The three nominees receiving the highest number of affirmative votes of the shares present or represented and entitled to be voted for them shall be elected as Class III directors. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum for the transaction of business, but have no other legal effect under Delaware law.

Board Meetings, Committees and Directors Compensation

     The Board of Directors of the Company held a total of eight meetings during the fiscal year ended March 31, 2002. All directors and nominees attended at least 75% of the meetings held during fiscal 2002.

     The Board of Directors has an Audit Committee and Compensation Committee. It does not have a nominating committee or committee performing the functions of a nominating committee. From time to time, the Board has created various ad hoc committees for special purposes. No such committee is currently functioning.

     The Audit Committee consists of Messrs. Kingsland, Lane and McGeary. The Audit Committee makes recommendations to the Board of Directors regarding the selection of independent auditors, reviews the scope of audit and other services by our independent auditors, reviews the accounting principles and auditing practices and procedures to be used for our financial statements and reviews the results of those audits. Mr. Carter served as a member of the Audit Committee during fiscal 2002. Mr. Kingsland joined the committee on April 1, 2002.

     The Compensation Committee consists of Messrs. Goettner and Kingsland. The Compensation Committee makes recommendations to the Board of Directors regarding our employee benefit plans and the compensation of officers. Mr. Goettner is no longer an employee of DigitalThink. No other member of the Compensation Committee is currently, or has ever been at any time since our formation, one of our officers or employees. No member of the Compensation Committee serves as a member of the board of directors or compensation committee of any entity that has one or more officers serving as a member of our Board of Directors or Compensation Committee. Mr. Carter served as a member of the Compensation Committee during fiscal 2002. Mr. Goettner joined the committee on April 1, 2002.

Compensation Committee Interlocks and Insider Participation

     Mr. Goettner is no longer an employee of DigitalThink. No other member of the Compensation Committee is currently, or has ever been at any time since our formation, one of our officers or employees. None of our executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board of Directors or Compensation Committee. See "Transactions with Directors, Executive Officers and Principal Stockholders" for a description of transactions between DigitalThink and entities affiliated with members of our Compensation Committee.

Director Compensation

     We do not currently pay our directors for their services as members of the Board of Directors. We do reimburse our directors for reasonable expenses in connection with attending our board and committee meetings. We do not provide additional compensation for committee participation or special assignments of the Board of Directors. From time to time, we have granted our outside directors options to purchase shares of our common stock under the DigitalThink 1996 Stock Plan. In November 1996, we granted Mr. Lane an option to purchase 5,000 shares at a per share exercise price of $0.05. In October 1999, we granted Mr. Lane an option to purchase 40,000 shares at a per share exercised price of $1.50. In July 1999, we granted Mr. Carter an option to purchase 40,000 shares at a per share exercise price of $1.00. In January 2000, we granted Mr. Madonna an option to purchase 40,000 shares at a per share price of $9.00. In January 2000, we granted Mr. McGeary an option to purchase 40,000 shares at a per share price of $9.00. On April 1, 2001 we granted each of our five non-employee directors an option to purchase 10,000 shares at a per share price of $10.4375.

     THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE NOMINEES SET FORTH HEREIN.

                                PROPOSAL NO. 2

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors has selected Deloitte & Touche LLP, independent auditors, to audit the consolidated financial statements of the Company for the fiscal year ending March 31, 2003, and recommends that stockholders vote "FOR" ratification of such appointment. In the event of a negative vote on such ratification, the Board of Directors will reconsider its selection.

     Deloitte & Touche LLP has audited the Company's financial statements annually since the Company's inception. Representatives of Deloitte & Touche LLP are expected to be present at the meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions. If stockholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board in their discretion may direct the appointment of different independent auditors at any time during the year.

Fees Paid to Deloitte & Touche LLP

     Audit Fees. The aggregate fees for professional services rendered by Deloitte & Touche in connection with their audit of our consolidated financial statements and reviews of the consolidated financial statements included in our Quarterly Reports on Form 10-Q for the 2002 fiscal year was approximately $208,000.

     Financial Information Systems Design and Implementation Fees. There were no professional services rendered by Deloitte & Touche in the 2002 fiscal year relating to financial information systems design and implementation.

     All Other Fees. The aggregate fees for all other services rendered by Deloitte & Touche in the 2002 fiscal year was approximately $329,000 and can be sub-categorized as follows:

     Attestation Fees. The aggregate fees for attestation services rendered by Deloitte & Touche for matters such as consents related to registration statements filed with the U.S. Securities and Exchange Commission, audits of employee benefit plans, statutory audit procedures required by non-U.S. jurisdictions, audit and consultation services associated with acquisitions, and consultation on accounting standards was approximately $101,000.

     Other Fees. The aggregate fees for all other services, such as consultation related to tax planning and compliance, and consultation on various accounting-related matters was approximately $228,000.

     THE BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING MARCH 31, 2003.

Executive Officer Compensation

     The following table sets forth the compensation paid by us during fiscal 2000, 2001 and 2002 to our Chief Executive Officer and our next four most highly compensated executive officers who received compensation of more than $100,000 during fiscal 2002 (1).

                           Summary Compensation Table

                                                                                 Long Term
                                                                                Compensation
                                                                                   Awards
                                                                                ------------
                                                           Annual Compensation   Securities
                                                         ----------------------  Underlying      All Other
Name and Principal Positions                       Year   Salary($)   Bonus($)   Options(#)   Compensation($)
----------------------------                       ----   ---------   --------   ----------   ---------------
Michael W. Pope (2) .............................  2002   $ 200,000   $    --           --        $ 4,800
 Chief Executive Officer & President               2001     175,000    31,085      175,000          4,800
                                                   2000      52,067    25,000      275,000          1,600
Peter J. Goettner (3) ...........................  2002     250,000        --           --             --
 Founder & Director                                2001     150,000    71,172      125,000             --
                                                   2000     150,000    19,042      600,000             --
Jon C. Madonna (4) ..............................  2002     250,000        --           --             --
 Chairman                                          2001      59,871        --      700,000             --
                                                   2000          --        --       40,000             --
Umberto Milletti ................................  2002     200,000        --           --             --
 Vice President, Solutions Management              2001     175,000    61,937      175,000             --
                                                   2000     142,500    17,871      100,000             --
Justin K. Ford (5) ..............................  2002     183,333        --           --             --
 Vice President, Learning Solutions & Development  2001     150,000    28,750      240,000             --
                                                   2000      19,313    30,000       85,000             --
John M. Olmstead (6) ............................  2002     200,000        --       25,000             --
 Vice President, Sales                             2001      11,442        --      120,000             --
                                                   2000          --        --           --             --

------------

1. Effective April 24, 2002, Robert J. Krolik was promoted from Corporate Controller to Chief Financial Officer. Mr. Krolik's salary for fiscal 2003 is $175,000.

2. Michael W. Pope joined DigitalThink in the third quarter of fiscal 2000. Effective April 1, 2002, Mr. Pope was promoted from Vice President, Chief Financial Officer to President and Chief Executive Officer of DigitalThink. Effective April 1, 2002, Mr. Pope was appointed to the Board of Directors. Mr. Pope's salary for fiscal 2003 is $250,000.

3. Peter J. Goettner served as Chief Executive Officer of DigitalThink from April 1996 to July 27, 2001 and Chairman of the Board from April 1996 to April 1, 2002. Effective April 1, 2002, Mr. Goettner is no longer an employee of the Company. Mr. Goettner continues to serve as a member of our Board of Directors.

4. Jon C. Madonna joined DigitalThink in the third quarter of fiscal 2001. Mr. Madonna served as Chief Executive Officer of DigitalThink from July 27, 2001 to April 1, 2002. Effective April 1, 2002, Mr. Madonna became Chairman of the Board of Directors.

5. Justin K. Ford joined DigitalThink in the fourth quarter of fiscal 2000. Mr. Ford left the Company on February 28, 2002.

6.   John M. Olmstead joined DigitalThink in the fourth quarter of fiscal 2001.

Option Grants in Last Fiscal Year

     The following table sets forth information relating to stock options granted during fiscal 2002 to our Chief Executive Officer and our next four most highly compensated executive officers who received salary compensation of more than $100,000. In accordance with the rules of the Securities and Exchange Commission, also shown below is the potential realizable value over the term of the option (the period from the grant date to the expiration date) based on assumed rates of stock appreciation of 5% and 10%, compounded annually. These amounts are mandated by the Securities and Exchange Commission and do not represent our estimate of future stock price. Actual gains, if any, on stock option exercises will depend on the future performance of our common stock.

                                                                                            Potential
                                                                                           Realizable
                                                  Individual Grants                     Value at Assumed
                               ------------------------------------------------------    Annual Rates of
                                 Number of    Percent of                                    Stock Price
                                Securities   Total Options                                 Appreciation
                                Underlying      Granted                                   for Option Term
                                  Options      in Fiscal      Exercise     Expiration ----------------------
Name                            Granted(#)       2002       Price($/Sh.)      Date       5%($)     10%($)
----                            ----------       ----       ------------      ----       -----     ------
   Michael W. Pope ...........        --           --           $  --            --      $   --     $   --
   Peter J. Goettner .........        --           --              --            --          --         --
   Jon C. Madonna ............        --           --              --            --          --         --
   Umberto Milletti ..........        --           --              --            --          --         --
   Justin K. Ford ............        --           --              --            --          --         --
   John M. Olmstead ..........    25,000          1.59            8.56     4/3/2011     134,631    341,180

     In fiscal 2002, we granted options to purchase an aggregate of 1,571,805 shares of common stock to our employees, directors and consultants. Generally, we grant options at an exercise price equal to the fair market value of the underlying common stock on the date of grant, as determined by our Board of Directors, and the options vest over four years from the date of grant. Because we are a publicly-held company, the fair market value of our stock equals its trading market price.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option
Values

     The following table sets forth information for our Chief Executive Officer and the next four most highly compensated executive officers who received salary compensation of more than $100,000 in fiscal 2002, relating to the number and value of securities underlying exercisable and unexercisable options held at March 31, 2002.

                                                            Number of Securities
                                                           Underlying Unexercised         Value of Unexercised
                                                                 Options at             In-the-Money Options at
                                   Shares                     March 31, 2002(#)             March 31, 2002($)
                                  Acquired      Value   ----------------------------- -----------------------------
Name                            on Exercise   Realized   Exercisable   Unexercisable   Exercisable   Unexercisable
----                            -----------   --------   -----------   -------------   -----------   -------------
   Michael W. Pope ...........      --          $--        186,978        194,272       $ 107,421      $ 47,267
   Peter J. Goettner .........      --           --        526,561        348,439         550,350       212,775
   Jon C. Madonna ............      --           --        222,207        507,793               0             0
   Umberto Milletti ..........      --           --        388,248        193,752         625,634        33,516
   Justin K. Ford ............      --           --        110,519        214,481               0             0
   John M. Olmstead ..........      --           --         30,000        115,000               0             0

     The value of unexercised in-the-money options at March 31, 2002 above is based on a value of $2.25 per share, the last reported sale price of our common stock on the Nasdaq National Market on March 28, 2002, less the per share exercise price, multiplied by the number of shares issuable upon exercise of the option. All options were granted under the DigitalThink 1996 Stock Plan and 2000 Non-Statutory Option Plan.

Board Compensation Committee Report on Executive Compensation

     The following is provided to stockholders by the members of the Compensation Committee of the Board of Directors:

     The Compensation Committee of the Board of Directors (the "Committee"), comprising two directors, neither of whom are employees of the Company, is responsible for the administration of the Company's compensation programs. These programs include base salary for executive officers and both annual and long-term incentive compensation programs. The Company's compensation programs are designed to provide a competitive level of total compensation and include incentive and equity ownership opportunities linked to the Company's performance and stockholder return.

     Compensation Philosophy. The Company's overall executive compensation philosophy is based on a series of guiding principles derived from the Company's values, business strategy, and management requirements. These principles are summarized as follows:

     o Provide competitive levels of total compensation which will enable the Company to attract and retain the best possible executive talent;

     o    Motivate executives to achieve optimum performance for the Company;

     o Align the financial interest of executives and stockholders through equity-based plans;

     o Provide a total compensation program that recognizes individual contributions as well as overall business results.

     Compensation Program. The Committee is responsible for reviewing and recommending to the Board the compensation and benefits of all officers of the Company and establishes and reviews general policies relating to compensation and benefits of employees of the Company. The Committee is also responsible for the administration of the Company's 1996 Stock Plan and 2000 Non-Statutory Option Plan. There are two major components to the Company's executive compensation: base salary and potential cash bonus, as well as potential long-term compensation in the form of stock options. The Committee considers the total current and potential long-term compensation of each executive officer in establishing each element of compensation.

1. Base Salary. In setting compensation levels for executive officers, the Committee reviews competitive information relating to compensation levels for comparable positions at other high technology companies. In addition, the Committee may, from time to time, hire compensation and benefit consultants to assist in developing and reviewing overall salary strategies. Individual executive officer base compensation may vary based on time in position, assessment of individual performance, salary relative to internal and external equity and critical nature of the position relative to the success of the Company.

2. Long-Term Incentives. The Company's Stock Plan provides for the issuance of stock options to officers and employees of the Company to purchase shares of the Company's Common Stock at an exercise price equal to the fair market value of such stock on the date of grant. Stock options are granted to the Company's executive officers and other employees both as a reward for past individual and corporate performance and as an incentive for future performance. The Committee believes that stock-based performance compensation arrangements are essential in aligning the interests of management and the stockholders in enhancing the value of the Company's equity.

3. Benefits. The Company provides benefits to the named executive officers that are generally available to all employees of the Company. The amount of executive level benefits and perquisites, as determined in accordance with the rules of the Securities and Exchange Commission relating to executive compensation, did not exceed 10% of total salary and bonus for the fiscal year 2002 for any executive officer.

Fiscal 2002 Compensation for the Chief Executive Officer

     In determining Mr. Madonna's salary for fiscal year 2002, the Committee considered competitive compensation data for public internet and business-to-business e-commerce companies. The Committee also took into account Mr. Madonna's experience and knowledge and approved a salary of $250,000 and the award of options to purchase 200,000 shares of Company Common Stock at $7.75 per share.

Section 162(m) of the Internal Revenue Code Limitations on Executive
Compensation

     In 1993, Section 162(m) was added to the United States Internal Revenue Code of 1986, as amended, (the "Code"). Section 162(m) may limit the Company's ability to deduct for United States federal income tax purposes compensation in excess of $1,000,000 paid to the Company's Chief Executive Officer and its four other highest paid executive officers in any one fiscal year. No executive officer of the Company received any such compensation in excess of this limit during fiscal 2002.

     It is the opinion of the Committee that the aforementioned compensation policies and structures provide the necessary discipline to properly align the Company's corporate economic performance and the interest of the Company's stockholders with progressive, balanced and competitive executive total compensation practices in an equitable manner.

     The foregoing Committee Report shall not be "soliciting material" or to be "filed" with the SEC, nor shall such information be incorporated by reference into any future filing under this Securities Act of 1933, as amended, or the Exchange Act, except to the extent the Company specifically incorporates it by reference into such filing.

                                        Respectfully submitted,

                                        The Compensation Committee of the Board
                                        of Directors

                                        Peter J. Goettner
                                        Samuel D. Kingsland

                         REPORT OF THE AUDIT COMMITTEE

     The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. The Committee is governed by a written charter approved by the Board of Directors. A copy of this charter is included as Appendix A. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. The Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards. In addition, the Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 and the Committee has discussed with the independent auditors the auditors' independence from management and the Company including the matters in the written disclosures required by the Independence Standards Board Standard No. 1 and considered the compatibility of non-audit services with the auditors' independence. The Committee discussed with the Company's independent auditors the overall scope and plans for their audit. The Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting. The Committee held five meetings during fiscal year 2002. In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended March 31, 2002 for filing with the Securities and Exchange Commission. The Committee and the Board have also recommended, subject to stockholder approval, the selection of the Company's independent auditors.

     The foregoing Committee Report shall not be "soliciting material" or to be "filed" with the SEC, nor shall such information be incorporated by reference into any future filing under this Securities Act of 1933, as amended, or the Exchange Act, except to the extent the Company specifically incorporates it by reference into such filing.

                                    Respectfully submitted,

                                    The Audit Committee of the Board of
                                    Directors

                                    Samuel D. Kingsland, William H. Lane, III,
                                    Roderick C. McGeary

Stock Performance Graph

The following graph compares the cumulative total stockholder return on the Company's Common Stock with the cumulative total return of the Nasdaq Composite Index ("Nasdaq Index") and The Street.com's Index of Internet stocks ("TSC Index").

The Company's shares are traded on the NASDAQ National Market System under the symbol "DTHK". The graph assumes that $100 was invested in the Company's Common Stock, the Nasdaq Index (US) and the TSC Index from the date of the Company's initial public offering, February 25, 2000, through March 28, 2002, the last trading day of the Company's 2002 fiscal year. The total return indices reflect reinvested dividends and are weighted on a market capitalization basis at the time of each reported data point. Historic stock price performance is not necessarily indicative of future stock price performance.

[THE FOLLOWING INFORMATION WAS REPRESENTED AS A BAR CHART IN THE PRINTED
MATERIAL]

                     DTHK Stock Performance v Major Indices

  Date                                   DTHK        Internet Index       NASDAQ
29-Feb-00                             $   109.78       $   102.58       $    102.60
31-Mar-00                             $   106.12       $   101.46       $     99.89
28-Apr-00                             $    54.20       $    83.63       $     84.33
31-May-00                             $    56.57       $    68.78       $     74.29
30-Jun-00                             $    96.66       $    80.86       $     86.64
31-Jul-00                             $   133.35       $    79.37       $     82.29
31-Aug-00                             $    91.76       $    91.45       $     91.88
29-Sep-00                             $   113.47       $    82.04       $     80.23
31-Oct-00                             $    94.91       $    71.66       $     73.61
30-Nov-00                             $    29.47       $    51.49       $     56.75
29-Dec-00                             $    45.96       $    45.65       $     53.97
31-Jan-01                             $    36.21       $    50.76       $     60.57
28-Feb-01                             $    23.22       $    35.12       $     47.01
30-Mar-01                             $    28.13       $    27.34       $     40.20
30-Apr-01                             $    23.09       $    32.59       $     46.23
31-May-01                             $    22.09       $    31.91       $     46.10
29-Jun-01                             $    18.91       $    30.85       $     47.20
31-Jul-01                             $    39.06       $    27.48       $     44.28
31-Aug-01                             $    32.87       $    21.82       $     39.44
28-Sep-01                             $    20.82       $    16.70       $     32.74
31-Oct-01                             $    22.31       $    19.58       $     36.92
30-Nov-01                             $    22.68       $    24.07       $     42.17
31-Dec-01                             $    29.09       $    23.83       $     42.61
31-Jan-02                             $    19.10       $    22.47       $     42.25
28-Feb-02                             $    10.37       $    18.03       $     37.82
28-Mar-02                             $     6.06       $    19.72       $     40.31

(1) The Stock Performance Graph and related disclosure are not soliciting material, are not deemed to be filed with the SEC, and are not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date of this proxy statement and irrespective of any general incorporation language in such filing.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth the beneficial ownership of the Company's Common Stock as of March 31, 2002, by (i) each person or entity who is known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) each director of the Company, (iii) each of the executive officers named in the Summary Compensation Table, and (iv) all directors and executive officers of the Company as a group. Except as otherwise noted, the stockholders named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to applicable community property laws. The address for each beneficial owner set forth below is c/o DigitalThink, Inc., 601 Brannan Street, San Francisco, California 94107.

                                                       Number of Shares
                                                         Beneficially
Name and Address of Beneficial Owner                        Owned        Percent Owned
------------------------------------                        -----        -------------
      Geocapital, LLC ...............................     2,804,683          6.98%
      T. Rowe Price Associates, Inc. ................     2,541,200          6.3%
      T. Rowe Price New Horizons Fund, Inc. .........     2,250,000          5.6%
      Peter Goettner (1) ............................     1,789,524          4.4%
      Steve Eskenazi (2) ............................     1,587,118          3.9%
      Umberto Milletti (3) ..........................     1,152,036          2.8%
      Sam Kingsland (4) .............................       454,663          1.1%
      Michael W. Pope (5) ...........................       299,518            *
      Jon C. Madonna (6) ............................       273,648            *
      Justin K. Ford (7) ............................       123,885            *
      William H. Lane, III (8) ......................       101,118            *
      E. Follett Carter (9) .........................       101,041            *
      John M. Olmstead (10) .........................        46,977            *
      Roderick McGeary (11) .........................        38,614            *
      All directors and executive officers as a group     5,921,165         14.1%
       (11 persons) .................................

------------

*    Less than 1% of the outstanding shares of common stock.

(1) Includes 528,124 stock options exercisable within 60 days of March 31, 2002, 1,206,400 shares held by the Peter Goettner and Stephanie Shmunes Trust UTA Dated July 15, 1999 and 55,000 shares beneficially owed by the Goettner-Shmunes 1999 Children's Trust UTA Dated July 26, 1999.

(2) Includes 1,550,000 shares held by Walden Media Information Technology Fund, L.P. Mr. Eskenazi disclaims beneficial ownership of such shares. Also, includes 2,708 stock options exercisable within 60 days of March 31, 2002.

(3) Includes 408,038 stock options exercisable within 60 days of March 31, 2002, 623,998 shares held by the Umberto Milletti and Julie Milletti Trust Dated March 10, 1999 and 120,000 shares held by Vincent Vitiello, Trustee of the Milletti Children's Trust UTA Dated August 13, 1999.

(4) Includes 7,526 shares held by Granite Ventures, LLC, 43,512 shares held by Adobe Ventures III, LP, 3,077 shares held by H&Q TI Ventures Management II, LLC and 10,169 shares held by Adobe Ventures II, LP. Mr. Kingsland disclaims beneficial ownership of such shares. Also, includes 2,708 stock options exercisable within 60 days of March 31, 2002.

(5) Includes 230,727 stock options exercisable within 60 days of March 31, 2002.

(6) Includes 252,648 stock options exercisable within 60 days of March 31, 2002.

(7) Includes 119,893 stock options exercisable within 60 days of March 31, 2002.

(8)  Includes 23,541 stock options exercisable within 60 days of March 31, 2002.

(9) Includes 21,041 stock options exercisable within 60 days of March 31, 2002. Effective April 1, 2002, Mr. Carter resigned from our Board of Directors.

(10) Includes 46,977 stock options exercisable within 60 days of March 31, 2002.

(11) Includes 29,942 stock options exercisable within 60 days of March 31, 2002.

     COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors, officers and beneficial owners of more than 10% of the Company's Common Stock to file reports of ownership and reports of changes in the ownership with the Securities and Exchange Commission (the "SEC").

     Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms submitted to it during the year ended March 31, 2002 (the "Last Fiscal Year"), the Company believes that, during the Last Fiscal Year, all officers, directors and beneficial owners of more than 10% of the outstanding Common Stock complied with all section 16(a) requirements

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Indemnification Agreements

We have entered into indemnification agreements with each of our directors and executive officers.

Change of Control Agreements

We have entered into a change of control agreement with Michael Pope, our President and CEO and Jon Madonna, our Chairman. The vesting of all outstanding stock options issued to Mr. Pope and Mr. Madonna will be accelerated in the event of (i) a change in our control and (ii) the actual termination of either executive's continuing employment or the resignation of either executive following a reduction in his responsibilities or compensation or a relocation of his place of employment. Neither executive will be entitled to accelerated vesting if we terminate employment for cause, which includes acts of dishonesty or willful misconduct.

Policy Regarding Transactions With Affiliates

     All future transactions with affiliates, including any loans we make to our officers, directors, principal stockholders or other affiliates, will be approved by a majority of our Board of Directors, including a majority of the independent and disinterested members or, if required by law, a majority of disinterested stockholders, and will be on terms no less favorable to us than we could have obtained from unaffiliated third parties.

                                 OTHER MATTERS

     The Company knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the accompanying form of proxy to vote the shares they represent as the Board of Directors may recommend.

                                        THE BOARD OF DIRECTORS

                                          San Francisco, California
                                          June 7, 2002

                                  APPENDIX A

                            Audit Committee Charter

     Audit committee is a committee of the Board of Directors and appointed by the board at the annual organizational meeting. The membership of the committee shall consist of at least three directors who are generally knowledgeable in financial and auditing matters, including at least one member with accounting or related financial management expertise. Each member shall be free of any relationship that, in the opinion of the board, would interfere with his or her individual exercise of independent judgment.

     The committee meets twice per year, or more often depending upon need. The committee will keep minutes of its meetings and report its activities to the entire board. Members of management, such as the CEO or CFO, may be invited to join the meeting but the committee will, from time to time, meet with the outside auditors without management present.

     In discharging this oversight role, the committee is empowered to investigate any matter brought to its attention, with full power to retain outside counsel or other experts for this purpose.

Responsibilities

     1. Select and employ independent certified public accountants on behalf of the company, subject to ratification of the Board of Directors and the shareholders. Approve the compensation of the certified public accountants.

     2. Review the engagement letter submitted by the certified public accountants, inquire into the scope of the audit for the coming year, identify areas or issues of special interest and approve the engagement.

     3. Review the scope and results of the audit of the books and accounts of the company. Question the auditors in areas of special interests or weaknesses. It is anticipated that these discussions will include quality of earnings, review of judgmental accruals and reserves, consideration of accounting policies, actual and potential audit adjustments, and other inquiries as appropriate.

     4. Confer with the certified public accountants, the chief financial officer and other members of management, to determine:

          a.   That the audit effort is effective.

          b.   No restrictions were placed on the scope of the examination.

          c.   That the company's financial reporting systems are effective.

          d. That the financial and accounting control systems are adequate, including computerized information systems.

          e. That the personnel and organization of the company's financial and accounting function is effective.

     5. Present to the board comments and recommendations in connection with the annual audit, as the committee deems appropriate including management responses to auditor's recommendations.

     6. Review procedures followed to secure compliance with all laws, regulations and company policies relative to:

          a.   Political contributions.

          b.   Foreign Corrupt Practices Act.

          c.   SEC regulations and reporting.

          d. Maintenance of appropriate financial records and internal control procedures.

          e. Adequacy of data backup of financial systems and disaster plan recovery.

          f.   Taxation matters and litigation.

     7.   Review the company's risk management program and coverage.

     8. Review and be knowledgeable of pending litigation or claims, trends in financial reporting matters including proposed action by applicable authorities

     This charter will be reviewed annually, and updated as appropriate.

Please mark your votes as indicated in this example |X|

The Board of Directors recommends a vote FOR each of the Nominees for Director and FOR Proposal 2.

1. Election of directors.

   Nominees:
   01 Peter J. Goettner
   02 Jon C. Madonna
   03 Roderick C. McGeary

        FOR                WITHHOLD
    all nominees           AUTHORITY
  (except as marked     to vote for all
  to the contrary)          nominees

        |_|                   |_|

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the space provided below.)

-----------------------------------------------------

            Address Change? Mark box and indicate changes below: |_|

2.  To ratify the appointment of Deloitte &     FOR   AGAINST    ABSTAIN
    Touche LLP as independent auditors of       |_|     |_|         |_|
    the Company for the fiscal year ending
    March 31, 2003.

3. In their discretion, upon such other matter or matters which may properly come before the meeting or any adjournment or adjournments thereof.

Dated:                                                                    , 2002
      -------------------------------------------------------------------

--------------------------------------------------------------------------------
                                    Signature

--------------------------------------------------------------------------------
                                    Signature

This proxy should be marked, dated and signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope or vote by telephone or electronically via the Internet. Persons signing in a fiduciary capacity should so indicate. If the shares are held by join tenants or as community property, both should sign.

--------------------------------------------------------------------------------
                           /\ FOLD AND DETACH HERE /\

                      Vote by Internet or Telephone or Mail
                          24 Hours a Day, 7 Days a Week

       Internet and telephone voting is available through 4PM Eastern Time on Wednesday, July 17, 2002.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

--------------------------------------------------------------------------------
                                    Internet
                           http://www.eproxy.com/dthk

Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site. You will be prompted to enter your control number, located in the box below, to create and submit an electronic ballot.
--------------------------------------------------------------------------------

                                       OR

--------------------------------------------------------------------------------
                                    Telephone
                                 1-800-435-6710

Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. You will be prompted to enter your control number, located in the box below, and then follow the directions given.
--------------------------------------------------------------------------------

                                       OR

--------------------------------------------------------------------------------
                                      Mail

                              Mark, sign and date
                                your proxy card
                                      and
                                return it in the
                             enclosed postage-paid
                                   envelope.
--------------------------------------------------------------------------------

              If you vote your proxy by Internet or by telephone,
                    please do NOT mail back your proxy card.

                                DIGITALTHINK, INC
                               601 Brannan Street
                        San Francisco, California 94107

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JULY 18, 2002

      The undersigned hereby appoints Michael W. Pope and Robert J. Krolik as proxies, each with full power of substitution to represent and to vote, as designated on the reverse side, all the shares of Common Stock of DigitalThink, Inc., a Delaware corporation (the "Company") held of record by the undersigned, at the Annual Meeting of Stockholders of DigitalThink, Inc. to be held Thursday, July 18, 2002, at 10:00 a.m., local time, at 601 Brannan Street, San Francisco, California 94107, or at any adjournment or postponement thereof.

      THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE COMPANY'S NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS, AND THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP OR AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING, INCLUDING AMONG OTHER THINGS, CONSIDERATION OF ANY MOTION MADE FOR ADJOURNMENT OF THE MEETING.


       (Continued and to be marked, dated and signed on the reverse side)

--------------------------------------------------------------------------------
                            /\FOLD AND DETACH HERE/\